EXHIBIT 99.1

                               Coyote Sports, Inc.
                              2291 Arapahoe Avenue
                             Boulder, Colorado 80302


                                                                January 18, 1999

CONFIDENTIAL

Royal Precision, Inc.
15170 North Hayden Road
Scottsdale, Arizona  89260

Ladies and Gentlemen:

         This will confirm the mutual understanding between Coyote Sports, Inc. ("Coyote") and Royal Precision, Inc. ("Royal") regarding the proposed business combination (the "Transaction") between Royal and a newly formed wholly owned subsidiary of Coyote ("Newco"), or, at Coyote's option, Coyote itself.

         1. Transaction. In the Transaction, Royal will combine with Newco (or, at Coyote's option, Royal will combine directly with Coyote). The parties will endeavor to structure the Transaction on a tax-free basis to the extent practicable consistent with the other terms of their understanding.

         2. Consideration. Pursuant to the Transaction, each share of Royal common stock outstanding at the time of the combination will be converted into the right to receive one share of a new class of Coyote Convertible Preferred Stock (the "Preferred Stock").

         3. Preferred Stock. The Preferred Stock (a) shall have a liquidation preference and redemption price of $6.00 per share; (b) shall be entitled to a quarterly cumulative cash dividend at a rate equal to 6% per annum; (c) shall be convertible into Coyote common stock initially representing an aggregate of 50% of the common stock outstanding at the effective time of the combination on a primary share basis (before dilution for warrants attached to subordinated debt, if any, or otherwise issued in connection with any financing, equity issued in a contemplated further acquisition or agreed-upon employee stock options); and (d) shall otherwise have substantially the terms set forth in the Summary of Terms attached as Annex A hereto.


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         4. Definitive Agreement. The parties shall negotiate in good faith with a view to entering into a definitive agreement on terms and conditions mutually acceptable to Coyote and to Royal (the "Definitive Agreement") as promptly as possible, with the intention of doing so prior to January 28, 1999.

         5. Shareholder Agreements. Holders of Royal common stock who are directors, officers or affiliates represented on the Board of Directors, representing a percentage of such common stock acceptable to Coyote's Board of Directors, shall enter into agreements (the "Shareholder Agreements") mutually acceptable to Coyote and such holders to vote all Royal shares beneficially owned by them in favor of the Transaction and take certain related action. All holders of Coyote common stock who are directors of Coyote shall enter into similar agreements to vote all Coyote shares beneficially owned by them in favor of the Transaction and take certain related action.

         6. Timing. The parties anticipate seeking to (a) execute the Definitive Agreement and the Shareholder Agreements within 10 days after the date hereof;
(b) file a joint proxy statement/prospectus with respect to the Transaction with the SEC within 20 days after the date hereof; and (c) hold meetings of their respective shareholders to approve the Transaction and consummate the Transaction within 80 days after the date hereof.

         7. Financing. It shall be a condition to the obligations of both Coyote and Royal to complete the Transaction that Coyote have received sufficient financing to satisfy ongoing working capital needs of Coyote and Royal following the Transaction and to refinance existing indebtedness of both companies. Coyote will use its reasonable best efforts to obtain such financing, and Royal will use its reasonable best efforts to assist Coyote in doing so.

         8. Due Diligence. Prior to entering into a Definitive Agreement, each party hereto shall have been afforded the opportunity to conduct a due diligence investigation of the other party hereto and each party hereto shall have been satisfied, in the good faith exercise of its sole discretion, with its due diligence investigation of the other party hereto.

         9. Fairness Opinion. Prior to entering into a Definitive Agreement, each of the Board of Directors of Coyote and the Board of Directors of Royal shall have received an opinion of an investment bank acceptable to such Board (a "Financial Advisor") that the consideration to be received by the stockholders of such party (other than the other party and its subsidiaries and affiliates) in the Transaction is fair to such stockholders from a financial point of view. Such opinion shall be in form and substance satisfactory to such Board of Directors.

         10. Board Composition. The parties hereby agree that the Board of Directors of Coyote following the Transaction shall consist of 8 individuals including 4 individuals designated by directors of Coyote immediately prior to the Transaction and


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Royal Precision, Inc.
January 18, 1999
Page 6


4 individuals designated by directors of Royal immediately prior to the Transaction. Thereafter, there shall be a shareholders agreement with respect to certain matters of corporate governance including composition of the Board of Directors.

         11. Public Announcements. To the extent practicable, Coyote and Royal will consult with each other prior to issuing any press release or otherwise making any public statements regarding this letter or the Transaction; provided that after such consultation or attempted consultation as is reasonable under the circumstances, any party hereto may make any statement or issue any press release that is required by applicable law or by any applicable rule or regulation (including, without limitation, the rules and regulations of the National Association of Securities Dealers, Inc. or any other applicable self-regulatory organization).

         12. Standstill. Each party agrees that (except as specifically contemplated by this letter or as otherwise agreed by the Board of Directors of the other party) for a period of two years after the date hereof, such party shall not, directly or indirectly, (a) acquire or offer or propose to acquire any common stock or other security, or all or any significant portion of the assets (other than in the ordinary course of business), of the other party, (b) effect or offer or propose to effect any merger, acquisition, consolidation or similar transaction involving the other party, (c) propose, participate in any solicitation of proxies or consents with respect to, or otherwise initiate or support any proposal regarding election of directors or other action to be taken by shareholders or directors of the other party, or (d) attempt to induce, advise or otherwise influence any other person with respect to any of the foregoing.

         13. Termination. This letter shall terminate and have no further force and effect (except as to Section 12 hereof, which shall remain in effect in accordance with its terms) unless the Definitive Agreement is entered into within 90 days after the date hereof. In addition, this letter may be terminated by either party hereto upon written notice to the other party to this letter at any time after February 28, 1999. In the event that this letter is terminated each party shall bear its own expenses in connection herewith.

         14. Binding Effect. This letter is only a statement of the present intentions of the parties and it is understood that this letter is not deemed self-executing, that this letter is subject to the negotiation, execution and delivery of the Definitive Agreement and that, subject to the proviso to this sentence, the parties' respective legal obligations shall arise solely from the Definitive Agreement, when and if executed; provided that


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Royal Precision, Inc.
January 18, 1999
Page 7

the provisions of Sections 4, 7, 11, and 12 hereof shall be binding on the parties in accordance with their terms from and after the date hereof.

         If the foregoing correctly reflects the mutual understanding between us, please so indicate by signing and returning the enclosed copy of this letter.

                                  Very truly yours,

                                  COYOTE SPORTS, INC.


                                  By:  /s/ James M. Probst
                                       --------------------
                                           James M. Probst
                                           President and Chief Executive
                                  Officer

Agreed and Accepted:

ROYAL PRECISION, INC.


By: /s/ Raymond J. Minella
    ----------------------
        Raymond J. Minella
        Chairman


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                      SUMMARY OF TERMS OF C PREFERRED STOCK


Issuance One share of new C preferred stock to be issued for each share of R common stock outstanding prior to C/R combination.

Liquidation    Preference               $6  per  share,  plus  any  accrued  and
                                        unpaid dividends.


Dividends                               Cumulative, payable quarterly in cash at
                                        a rate  equal  to 6% per  annum.  To the
                                        extent cash  dividends are restricted by
                                        terms  of  other  financing,   dividends
                                        accrue until payment permitted.

Redemption                              Redeemable  at  Company's  option at any
                                        time or from time to time through  third
                                        anniversary of issue date, at redemption
                                        price  equal to $6 per  share,  plus any
                                        accrued     and    unpaid     dividends.
                                        Determinations   as  to  redemption  and
                                        other  matters   relating  to  preferred
                                        stock  shall be made by C board  without
                                        participation of directors designated by
                                        holders   of   preferred.    Notice   of
                                        redemption   to   be   given   in   time
                                        sufficient to permit conversion prior thereto.

Conversion Rights                       Convertible  at  option of holder at any
                                        time or from  time to time into C common
                                        stock  representing,  in the  aggregate,
                                        50% of the C  common  stock  outstanding
                                        after giving  effect to such  conversion
                                        (but  before   dilution   for   warrants
                                        attached to  subordinated  debt, if any,
                                        or otherwise  issued in connection  with
                                        any   financing,    equity   issued   in
                                        contemplated   further   acquisition  or
                                        agreed-upon employee stock options). Any accrued and unpaid dividends at time of conversion will remain a liability of Company, to be paid when permitted and to bear interest at 6% per annum until paid.

Voting Rights                           Preferred stock to vote (separately as a
                                        class)   as   to   matters    materially
                                        adversely affecting holders of preferred
                                        stock,   or  to  the  extent   otherwise
                                        required by law. Notice of matters to be
                                        submitted  to vote of common stock to be
                                        given  in  time   sufficient  to  permit
                                        conversion prior to


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                                        record  date for such vote.  The parties
                                        shall   negotiate  in  good  faith  with
                                        regard to such matters as to which the common and preferred shall vote together as a class.

Registration Rights                     Common stock  issuable  upon  conversion
                                        will be registered to extent necessary for conversion and re-sale, subject to customary limitations.

Affirmative Covenants                   Affirmative   covenants   will   include
                                        maintenance   of  corporate   existence,
                                        compliance with laws, payment of taxes, and provision of annual and quarterly financial information.

Negative Covenants                      Negative    covenants    will    include
                                        prohibition of issuance of additional preferred stock senior to this class of preferred stock or modification of terms of preferred stock without consent of holders of at least 66 2/3% of the preferred stock then outstanding.

Anti-Dilution Protection                Customary  anti-dilution  protection  in
                                        the event of recapitalizations, stock splits, stock dividends and the like.